Exhibit 99.2

111 Huntington Avenue

Boston, MA 02199

AT THE COMPANY	AT FINANCIAL RELATIONS BOARD
Michael Walsh	Marilynn Meek – General Info.
Senior Vice President, Finance	(212) 827-3773
(617) 236-3410

Kathleen DiChiara
Investor Relations Manager
(617) 236-3343

BOSTON PROPERTIES, INC. ANNOUNCES SECOND QUARTER 2005 RESULTS

AND DECLARES A SPECIAL DIVIDEND

BOSTON, MA, July 26, 2005 – Boston Properties, Inc. (NYSE: BXP), a real estate investment trust, reported results today for the second quarter ended June 30, 2005.

Funds from Operations (FFO) for the quarter ended June 30, 2005 were $121.3 million, or $1.10 per share basic and $1.06 per share diluted, after a supplemental adjustment to exclude losses from early extinguishments of debt associated with the sales of real estate. This compares to FFO for the quarter ended June 30, 2004 of $116.9 million, or $1.09 per share basic and $1.05 per share diluted. Losses from early extinguishments of debt associated with the sales of real estate totaled $0.09 per share basic and $0.08 per share diluted for the quarter ended June 30, 2005. The weighted average number of basic and diluted shares outstanding totaled 110,764,403 and 118,460,257, respectively, for the quarter ended June 30, 2005 and 107,215,662 and 115,207,736, respectively, for the same quarter last year.

Net income available to common shareholders was $166.6 million for the three months ended June 30, 2005, compared to $87.1 million for the quarter ended June 30, 2004. Net income available to common shareholders per share (EPS) for the quarter ended June 30, 2005 was $1.47 basic and $1.44 on a diluted basis. This compares to EPS for the second quarter of 2004 of $0.81 basic and $0.79 on a diluted basis. EPS includes $0.98 and $0.20 on a diluted basis, related to gains on sales of real estate and discontinued operations for the quarters ended June 30, 2005 and 2004, respectively.

The reported results are unaudited and there can be no assurance that the results will not vary from the final information for the quarter ended June 30, 2005. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

In addition, the Company announced that its Board of Directors declared a special cash dividend of $2.50 per common share payable on October 31, 2005 to shareholders of record as of the close of business on September 30, 2005. The Board of Directors did not make any change in the Company’s policy with respect to regular quarterly dividends. The holders of Series Two Preferred Units of limited partnership interest in the Company’s Operating Partnership will participate in the special dividend on an as-converted basis along with the holders of common units. The decision to declare a special dividend will be discussed in more detail during the Company’s conference call on July 27.

Edward H. Linde, President and Chief Executive Officer of Boston Properties, commented on the Board’s decision, by saying, “while the difficulty in purchasing significant high quality assets in accordance with our disciplined return and underwriting standards was one factor, also important was the exceptional strength of our current balance sheet which, even after this distribution, will allow us to aggressively pursue any attractive purchase or development opportunity that surfaces. Therefore, it is appropriate to return undeployed funds to our shareholders. As always, we remain committed to our goal of maximizing total return to our shareholders.”

As of June 30, 2005, the Company’s portfolio consisted of 122 properties comprising approximately 41.2 million square feet, including two properties under construction and one expansion project totaling 0.7 million square feet. The overall percentage of leased space for the 117 properties in service as of June 30, 2005 was 93.2%.

Significant events of the second quarter include:

•	The Company increased its quarterly dividend payable to holders of the Company’s Common Stock from $0.65 per share to $0.68 per share. This represents a 4.6% increase.

•	On April 12, 2005, the Company obtained construction financing totaling $125.0 million collateralized by its Seven Cambridge Center development project located in Cambridge, Massachusetts. Seven Cambridge Center is a fully-leased, build-to-suit project with approximately 231,000 net rentable square feet of office, research laboratory and retail space plus parking for approximately 800 cars. The construction financing bears interest at a variable rate equal to LIBOR plus 1.25% per annum and matures in April 2007 with a one-year extension option.

•	On April 20, 2005, the Company sold the Old Federal Reserve, a Class A office property totaling approximately 150,000 net rentable square feet located in San Francisco, California, at a sale price of approximately $46.8 million.

•	On May 12, 2005, the Company modified its mortgage loan collateralized by 601 and 651 Gateway Boulevard located in South San Francisco, California. The modified mortgage loan of $83.8 million matures on December 31, 2005 and continues to require monthly payments equal to the net cash flow from the property, which will be allocated first to interest based on a rate of 3.50% per annum with the remainder applied to principal through the end of the term, with a balloon payment due at maturity.

•	On May 12, 2005, the Company completed the sale of 100 East Pratt Street, a 639,000 net rentable square foot Class A office property located in Baltimore, Maryland, for approximately $207.5 million. Net cash proceeds were approximately $93.0 million after the repayment of mortgage indebtedness of approximately $84.0 million, a prepayment penalty of approximately $6.5 million and unfunded tenant obligations and other closing costs totaling approximately $24.0 million.

•	On May 16, 2005, the Company completed the sale of Riverfront Plaza, a 910,000 net rentable square foot Class A office property located in Richmond, Virginia, for approximately $247.1 million. Net proceeds were approximately $130.2 million after the repayment of mortgage indebtedness of approximately $104.0 million, a prepayment penalty of approximately $4.3 million and unfunded tenant obligations and other closing costs totaling approximately $8.6 million.

•	On May 19, 2005, the Company extended its $605.0 million unsecured revolving credit agreement for a term expiring on October 30, 2007 with a one-year extension option. The interest rate on borrowings has been reduced from a per annum variable rate of Eurodollar plus 0.70% to Eurodollar plus 0.65%, subject to adjustment in the event of a change in the unsecured debt ratings of the Company’s Operating Partnership.

•	On June 21, 2005, the Company refinanced its construction loan facility collateralized by Times Square Tower located in New York City. The new mortgage loan totaling $475.0 million bears interest at a variable rate equal to LIBOR plus 0.50% per annum and matures on July 9, 2008. The new mortgage loan includes provisions for two one-year extensions at the option of the Company. The Company also entered into an agreement to cap the interest rate at 10.5% per annum.

Transactions completed subsequent to June 30, 2005:

•	On July 19, 2005, the Company refinanced at maturity its mortgage loan collateralized by 599 Lexington Avenue located in New York City. The mortgage loan totaling $225.0 million bore interest at a fixed rate of 7.0% per annum. The mortgage loan was refinanced through a secured draw from the Company’s revolving credit facility.

EPS and FFO per Share Guidance:

The Company’s guidance for the third quarter of 2005 and the full year 2005 for EPS (diluted), FFO per share (diluted) and FFO per share (diluted) after a supplemental adjustment is set forth and reconciled below.

	Third Quarter 2005			Full Year 2005
	Low	-	High	Low	-	High
Projected EPS (diluted)	$0.57	-	$0.59	$3.04	-	$3.11
Add:
Projected Company Share of Real Estate Depreciation and Amortization	0.45	-	0.45	1.89	-	1.89

Less:
Projected Company Share of Gains on Sales of Real Estate	—	-	—	0.86	-	0.86

Projected FFO per Share (diluted)	$1.02	-	$1.04	$4.07	-	$4.14

Add:
Projected Company Share of Losses from Early Extinguishments of Debt Associated with the Sales of Real Estate	—	-	—	0.08	-	0.08

Projected FFO per Share (diluted) after a supplemental adjustment to exclude Losses from Early Extinguishments of Debt Associated with the Sales of Real Estate	$1.02	-	$1.04	$4.15	-	$4.22

The foregoing estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and earnings impact of the events referenced in this release. EPS estimates may be subject to fluctuations as a result of several factors, including changes in the recognition of depreciation and amortization expense and any gains or losses associated with disposition activity. The Company is not able to assess at this time the potential impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization or gains or losses associated with disposition activities. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

The foregoing estimates also include FFO after a supplemental adjustment to exclude losses from early extinguishments of debt associated with the sales of real estate. These losses from early extinguishments of debt are incurred when the sale of real estate encumbered by debt requires the Company to pay the extinguishment costs prior to the debt’s stated maturity and to write-off unamortized loan costs at the date of the extinguishment. Such costs are excluded from the gains on sales of real estate reported in accordance with GAAP. However, the Company views the losses from early extinguishments of debt associated with the sales of real estate as an incremental cost of the sale transactions because the Company extinguished the debt in connection with the consummation of the sale transactions and the Company had no intent to extinguish the debt absent such transactions. The Company believes that this supplemental adjustment more appropriately reflects the results of its operations exclusive of the impact of its sale transactions.

Boston Properties will host a conference call tomorrow, July 27, 2005 at 10:00 AM (Eastern Time), open to the general public, to discuss the second quarter 2005 results, the 2005 projections and other related matters. The number to call for this interactive teleconference is (800) 218-9073. A replay of the conference call will be available through August 3, 2005 by dialing (800) 405-2236 and entering the passcode 11033290. An audio-webcast will also be archived and may be accessed at www.bostonproperties.com in the Investor Relations section under the heading Events & Webcasts.

Additionally, a copy of Boston Properties’ second quarter 2005 “Supplemental Operating and Financial Data” and this press release are available in the Investor Relations section of the Company’s website at www.bostonproperties.com. These materials are also available by contacting Investor Relations at (617) 236-3322 or by written request to:

Investor Relations

Boston Properties, Inc.

111 Huntington Avenue, Suite 300

Boston, MA 02199-7610

Boston Properties is a fully integrated, self-administered and self-managed real estate investment trust that develops, redevelops, acquires, manages, operates and owns a diverse portfolio of Class A office properties and also includes three hotels and one industrial property. The Company is one of the largest owners and developers of Class A office properties in the United States, concentrated in five markets – Boston, Midtown Manhattan, Washington, D.C., San Francisco and Princeton, N.J.

This press release contains forward-looking statements within the meaning of the Federal securities laws. You can identify these statements by our use of the words “guidance,” “expects,” “plans,” “estimates,” “projects,” “intends,” “believes” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Boston Properties’ control and could materially affect actual results, performance or achievements. These factors include, without limitation, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development and acquisition activity, the ability to effectively integrate acquisitions, the costs and availability of financing, the effects of local economic and market conditions, the impact of newly adopted accounting principles on the Company’s accounting policies and on period-to-period comparisons of financial results, regulatory changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Boston Properties does not undertake a duty to update or revise any forward-looking statement whether as a result of new information, future events or otherwise, including its guidance for the third quarter and full fiscal year 2005.

Financial tables follow.

BOSTON PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004
	(in thousands, except for per share amounts)
	(unaudited)
Revenue
Rental:
Base rent	$277,360	$263,559	$556,109	$517,291
Recoveries from tenants	41,856	39,261	85,196	79,842
Parking and other	14,248	14,083	28,173	27,271

Total rental revenue	333,464	316,903	669,478	624,404
Hotel revenue	20,066	19,166	34,068	32,344
Development and management services	4,137	5,961	8,673	9,283
Interest and other	2,937	1,090	4,574	8,618

Total revenue	360,604	343,120	716,793	674,649

Expenses
Operating:
Rental	106,576	101,049	215,177	201,171
Hotel	13,979	13,376	26,265	25,054
General and administrative	14,252	12,493	29,065	25,093
Interest	78,233	74,789	157,587	149,094
Depreciation and amortization	65,850	60,366	133,833	116,373
Losses from early extinguishments of debt	12,896	—	12,896	6,258

Total expenses	291,786	262,073	574,823	523,043

Income before minority interests in property partnerships, income from unconsolidated joint ventures, minority interest in Operating Partnership, gains on sales of real estate and land held for development and discontinued operations	68,818	81,047	141,970	151,606
Minority interests in property partnerships	1,472	1,292	3,124	1,677
Income from unconsolidated joint ventures	847	879	2,182	2,256

Income before minority interest in Operating Partnership, gains on sales of real estate and land held for development and discontinued operations	71,137	83,218	147,276	155,539
Minority interest in Operating Partnership	(14,965)	(17,776)	(30,671)	(34,945)

Income before gains on sales of real estate and land held for development and discontinued operations	56,172	65,442	116,605	120,594
Gains on sales of real estate, net of minority interest	102,073	1,377	102,073	8,108
Gains on sales of land held for development, net of minority interest	—	—	1,208	—

Income before discontinued operations	158,245	66,819	219,886	128,702
Discontinued operations:
Income (loss) from discontinued operations, net of minority interest	—	710	(406)	2,349
Gains on sales of real estate from discontinued operations, net of minority interest	8,389	19,589	8,389	22,010

Net income available to common shareholders	$166,634	$87,118	$227,869	$153,061

Basic earnings per common share:
Income available to common shareholders before discontinued operations	$1.39	$0.62	$1.96	$1.23
Discontinued operations, net of minority interest	0.08	0.19	0.07	0.23

Net income available to common shareholders	$1.47	$0.81	$2.03	$1.46

Weighted average number of common shares outstanding	110,764	107,216	110,477	104,053

Diluted earnings per common share:
Income available to common shareholders before discontinued operations	$1.37	$0.60	$1.92	$1.20
Discontinued operations, net of minority interest	0.07	0.19	0.07	0.23

Net income available to common shareholders	$1.44	$0.79	$1.99	$1.43

Weighted average number of common and common equivalent shares outstanding	113,103	109,016	112,740	106,255

BOSTON PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

	June 30, 2005	December 31, 2004
	(in thousands, except for share amounts)
	(unaudited)
ASSETS
Real estate	$8,736,776	$9,033,858
Development in progress	99,727	35,063
Land held for future development	239,314	222,306
Less: accumulated depreciation	(1,189,101)	(1,143,369)

Total real estate	7,886,716	8,147,858

Cash and cash equivalents	507,182	239,344
Cash held in escrows	29,077	24,755
Investments in marketable securities	25,000	—
Tenant and other receivables, net of allowance for doubtful accounts of $2,698 and $2,879, respectively	28,230	25,500
Accrued rental income, net of allowance of $4,838 and $4,252, respectively	280,257	251,236
Deferred charges, net	243,679	254,950
Prepaid expenses and other assets	43,042	38,630
Investments in unconsolidated joint ventures	82,810	80,955

Total assets	$9,125,993	$9,063,228

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgage notes payable	$3,427,892	$3,541,131
Unsecured senior notes, net of discount	1,470,865	1,470,683
Unsecured line of credit	—	—
Accounts payable and accrued expenses	92,649	94,451
Dividends and distributions payable	95,597	91,428
Interest rate contract	—	1,164
Accrued interest payable	47,744	50,670
Other liabilities	132,427	91,300

Total liabilities	5,267,174	5,340,827

Commitments and contingencies	—	—

Minority interests	795,990	786,328

Stockholders’ equity:
Excess stock, $.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—
Preferred stock, $.01 par value, 50,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.01 par value, 250,000,000 shares authorized, 111,482,273 and 110,399,385 shares issued and 111,403,373 and 110,320,485 shares outstanding in 2005 and 2004, respectively	1,114	1,103
Additional paid-in capital	2,679,448	2,633,980
Earnings in excess of dividends	405,780	325,452
Treasury common stock, at cost	(2,722)	(2,722)
Unearned compensation	(5,503)	(6,103)
Accumulated other comprehensive loss	(15,288)	(15,637)

Total stockholders’ equity	3,062,829	2,936,073

Total liabilities and stockholders’ equity	$9,125,993	$9,063,228

BOSTON PROPERTIES, INC.

FUNDS FROM OPERATIONS (1)

	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004
	(in thousands, except for per share amounts)
	(unaudited)
Net income available to common shareholders	$166,634	$87,118	$227,869	$153,061

Add:
Minority interest in Operating Partnership	14,965	17,776	30,671	34,945
Less:
Minority interests in property partnerships	1,472	1,292	3,124	1,677
Income from unconsolidated joint ventures	847	879	2,182	2,256
Gains on sales of real estate, net of minority interest	102,073	1,377	102,073	8,108
Gains on sales of land held for development, net of minority interest	—	—	1,208	—
Income (loss) from discontinued operations, net of minority interest	—	710	(406)	2,349
Gains on sales of real estate from discontinued operations, net of minority interest	8,389	19,589	8,389	22,010

Income before minority interests in property partnerships, income from unconsolidated joint ventures, minority interest in Operating Partnership, gains on sales of real estate and land held for development and discontinued operations	68,818	81,047	141,970	151,606

Add:
Real estate depreciation and amortization (2)	67,878	61,919	137,418	119,792
Income (loss) from discontinued operations	—	910	(486)	2,957
Income from unconsolidated joint ventures	847	879	2,182	2,256
Less:
Minority interests in property partnerships’ share of funds from operations	(106)	(158)	(31)	(1,062)
Preferred distributions	(3,340)	(3,813)	(6,620)	(8,198)

Funds from operations (FFO)	134,097	140,784	274,433	267,351

Add:
Losses from early extinguishments of debt associated with the sales of real estate	11,041	—	11,041	—

Funds from operations after a supplemental adjustment to exclude losses from early extinguishments of debt associated with the sales of real estate	$145,138	$140,784	$285,474	$267,351
Less:
Minority interest in the Operating Partnership’s share of funds from operations after a supplemental adjustment to exclude losses from early extinguishments of debt associated with the sales of real estate	23,829	23,880	46,864	46,655

Funds from operations available to common shareholders after a supplemental adjustment to exclude losses from early extinguishments of debt associated with the sales of real estate	$121,309	$116,904	$238,610	$220,696

Our percentage share of funds from operations - basic	83.58%	83.04%	83.58%	82.55%

Weighted average shares outstanding - basic	110,764	107,216	110,477	104,053

FFO per share basic after a supplemental adjustment to exclude losses from early extinguishments of debt associated with the sales of real estate	$1.10	$1.09	$2.16	$2.12

FFO per share basic	$1.01	$1.09	$2.08	$2.12

Weighted average shares outstanding - diluted	118,460	115,208	118,098	112,895

FFO per share diluted after a supplemental adjustment to exclude losses from early extinguishments of debt associated with the sales of real estate	$1.06	$1.05	$2.09	$2.04

FFO per share diluted	$0.98	$1.05	$2.01	$2.04

(1)	Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) (computed in accordance with GAAP, including non-recurring items) for gains (or losses) from sales of properties, real estate related depreciation and amortization, and after adjustment for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure. The use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Management generally considers FFO to be a useful measure for reviewing our comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies. Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently.

In addition to presenting FFO in accordance with the NAREIT definition, we also disclose FFO after a specific and defined supplemental adjustment to exclude losses from early extinguishments of debt associated with the sales of real estate. The adjustment to exclude losses from early extinguishments of debt results when the sale of real estate encumbered by debt requires us to pay the extinguishment costs prior to the debt’s stated maturity and to write-off unamortized loan costs at the date of the extinguishment. Such costs are excluded from the gains on sales of real estate reported in accordance with GAAP. However, we view the losses from early extinguishments of debt associated with the sales of real estate as an incremental cost of the sale transactions because we extinguished the debt in connection with the consummation of the sale transactions and we had no intent to extinguish the debt absent such transactions. We believe that this supplemental adjustment more appropriately reflects the results of our operations exclusive of the impact of our sale transactions.

Although our FFO as adjusted clearly differs from NAREIT’s definition of FFO, and may not be comparable to that of other REITs and real estate companies, we believe it provides a meaningful supplemental measure of our operating performance because we believe that, by excluding the effects of the losses from early extinguishments of debt associated with the sales of real estate, management and investors are presented with an indicator of our operating performance that more closely achieves the objectives of the real estate industry in presenting FFO.

Neither FFO nor FFO as adjusted should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance. Neither FFO nor FFO as adjusted represent cash generated from operating activities determined in accordance with GAAP and is not a measure of liquidity or an indicator of our ability to make cash distributions. We believe that to further understand our performance, FFO and FFO as adjusted should be compared with our reported net income and considered in addition to cash flows in accordance with GAAP, as presented in our consolidated financial statements.

(2)	Real estate depreciation and amortization consists of depreciation and amortization from the Consolidated Statements of Operations of $65,850, $60,366, $133,833 and $116,373, our share of unconsolidated joint venture real estate depreciation and amortization of $2,394, $1,683, $4,192 and $3,380 and depreciation and amortization from discontinued operations of $0, $487, $179 and $1,273, less corporate related depreciation and amortization of $366, $617, $786 and $1,234 for the three months and six months ended June 30, 2005 and 2004, respectively.

BOSTON PROPERTIES, INC.

PORTFOLIO LEASING PERCENTAGES

	% Leased by Location
	June 30, 2005	December 31, 2004
Greater Boston	90.5%	90.2%
Greater Washington, D.C.	97.1%	97.9%
Midtown Manhattan	97.4%	96.4%
Baltimore, MD	N/A	90.9%
Richmond, VA	N/A	91.3%
Princeton/East Brunswick, NJ	88.4%	90.2%
Greater San Francisco	86.0%	80.3%

Total Portfolio	93.2%	92.1%

	% Leased by Type
	June 30, 2005	December 31, 2004
Class A Office Portfolio	93.4%	92.3%
Office/Technical Portfolio	97.6%	97.6%
Industrial Portfolio	0.0%	0.0%

Total Portfolio	93.2%	92.1%